UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 6, 2014

COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Liberty Square, Boston, Massachusetts 02109

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(617) 639-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 6, 2014, Columbia Laboratories, Inc. (the “Company”) announced that Lil’ Drug Store Products, Inc. (“Lil’ Drug Store”) has exercised its option to purchase the intellectual property rights and technology related to Legatrin P.M. (the “IP Rights”), pursuant to the terms of the License Agreement, dated as of April 18, 2000, by and between the Company and Lil’ Drug Store (the “License Agreement”), for approximately $2.2 million. The Company first licensed these IP Rights to Lil’ Drug Store in 2000, pursuant to the terms of the License Agreement, and has received annual royalties from Lil’ Drug Store for the IP Rights since that time.

A copy of the press release announcing Lil Drug Store’s exercise of its option to purchase the IP Rights is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

99.1	Press release dated August 6, 2014 entitled “Columbia Laboratories Announces Sale of IP And Technology For Legatrin P.M. to Lil’ Drug Store Products.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA LABORATORIES, INC.

Date: August 6, 2014	By:	/s/ Jonathan B. Lloyd Jones
Jonathan B. Lloyd Jones Vice President & Chief Financial Officer